Exhibit 10.1

ADJUSTABLE RATE NOTE

$2,800,000.00	Crystal Springs, Florida
April 25, 2014

THIS NOTE CONTAINS PROVISIONS ALLOWING FOR CHANGES IN THE INTEREST RATE AND MONTHLY PAYMENT.

FOR VALUE RECEIVED, the undersigned (“Maker”), promises to pay to CLYDE A. BISTON (“Holder”), P.O. Box 1299, Crystal Springs, Florida 33524, or at such other address as the Holder may from time to time specify by written notice to Maker, in the manner hereinafter specified, the principal sum of Two Million Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00), together with interest on the unpaid principal balance from day to day remaining (the “Principal”) at the Applicable Interest Rate.  The said Principal and interest shall be payable in lawful money of the United States of America, on the date and in the manner following:

1.   INTEREST.  Interest will be charged on unpaid Principal until the full amount of Principal has been paid.  The initial interest rate shall be 6.15%.  The interest rate shall change in accordance with Section 3 of this Note (the “Applicable Interest Rate”).  The interest rate required by this Section 1 and Section 3 of this Note shall be the Applicable Interest Rate both before and after any default described in this Note.

2.   PAYMENTS.

(A)       Time of Payments. Principal and interest (at the Applicable Interest Rate) on the Principal sum of this Note is due and payable by Maker as it accrues during the term hereof in 180 monthly installments commencing on May 25, 2014 with the final payment of all accrued Principal and interest due on or before April 25, 2029 (the “Maturity Date”).

(B)        Amount of Initial Monthly Payments.  The initial monthly payments shall be in the amount of $23,985.59.  This amount may change.

(C)        Monthly Payment Changes.  Changes in the monthly payment will reflect changes in the unpaid Principal and in the Applicable Interest Rate.  Holder will determine the new Applicable Interest Rate and the changed amount of any monthly payment in accordance with Section 3 of this Note.

3.   INTEREST RATE AND MONTHLY PAYMENT CHANGES.

(A)        Change Dates.  The interest rate Maker pays may change on the 25th day of May, 2019, and on that day every 60th month thereafter (the “Change Date”).

(B)        The Index.  Beginning with the first Change Date, the Applicable Interest Rate will be based on an Index.  The “Index” shall be the 5-year Swap Rate.   The most recent Index figure available as of the date 45 days before each Change Date is called the “Current Index.”

(C)        Calculation of Changes.  Before each Change Date, Holder will calculate the Applicable Interest Rate by addingfour and one-half percentage points (4.5%) to the Current Index.  This amount shall be the Applicable Interest Rate until the next Change Date.

(D)        Effective Date of Changes.  The Applicable Interest Rate will become effective on each Change Date and the amount of the new monthly payment will begin on the first monthly payment date after the Change Date until the amount of the monthly payment changes again.

(E)        Notice of Changes.  Holder will deliver or mail to Maker a notice of any changes in the Applicable Interest Rate and the amount of the monthly payment before the effective date of any change.  The notice will include information required by law to be given to Maker.

4.   PREPAYMENT.  Maker may make a full or partial prepayment of the Principal at any time without penalty.  Holder will use all prepayments to first reduce the amount of interest owing under the Note.

5.   DEFAULT AND ACCELERATION.  Upon the failure of Maker to pay any installment of Principal or interest when due, the entire unpaid balance of the Principal, the accrued interest, and all other sums due hereunder, shall become immediately due and payable without notice, at the sole option of Holder.

6.   WAIVER.  The failure of Holder to exercise the option to accelerate the maturity of this Note, as provided in Paragraph 5, above, in the event of a default shall not constitute a waiver of the right to exercise the acceleration provision in the event of any subsequent default.

7.   CONSTRUCTION.  The words “Maker” and “Holder” include the singular and the plural, the individual, partnership, corporation, and other business organizations, and the respective heirs, executors, administrators, and assigns of the Maker or the Holder.  The use of either gender applies to both genders.  If more than one party is named as the Maker, the obligations of each party are individual, joint and several.

8.   NOTICES.  Any notice that must be given to either under this Note shall be delivered by U.S. mail or personally to the party at the Addresses herein or at a different address of which that party has notified the other party in writing.

9.   ATTORNEYS’ FEES.  In the event of a default of any kind or in the event of any litigation arising out of this Note, Maker agrees to pay the Holder all costs of collection, including reasonable attorneys’ fees incurred pre-trial, at trial, subsequent to entry of judgment, on appeal, related to any bankruptcy proceedings, and in connection with any alternative dispute resolution proceedings, together with Court costs, costs of investigation, accounting costs, abstracts, title evidence and all other costs.

10.         ASSUMPTION OF NOTE.  This Note is not assumable, without the express written consent of Holder.

11.         WAIVER OF NOTICE.  Maker hereby waives presentment, protest, notice, notice of protest and notice of dishonor.

12.         WAIVER OF JURY TRIAL.  Maker agrees to waive trial by jury in the event of any litigation arising out of this Note and/or any amounts secured by it.

13.         VENUE.  In the event that any action arises out of or in connection with this Note, venue shall be placed in the Courts of east Pasco County, Florida, exclusively.

Signed, Sealed and Delivered
In the Presence Of:	Cross Environmental Services, Inc.

_______________________________	/s/ Sharon M. Rosenbauer
Print Name: ______________________	By: Sharon M. Rosenbauer
As its:
Treasurer
P.O. Box 1299
_______________________________	Crystal Springs, FL 33524
Print Name: ______________________